UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 17, 2007
Date of Report (Date of earliest event reported):

CHINA PRECISION STEEL, INC.
(Exact name of registrant as specified in charter)

Colorado	000-23039	14-1623047
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8th Floor, Teda Building, 87 Wing Lok Street Sheung Wan Hong Kong, The People’s Republic of China
(Address of principal executive offices)

+1-852-2543-8223
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant's Certifying Accountant.

On October 17, 2007, China Precision Steel, Inc. (“CPSL”) received a letter from Murrell, Hall, McIntosh & Co. PLLP ("MHM") informing CPSL that, effective subsequent to the filing of CPSL’s Form 10-Q for the quarter ended September 30, 2007, MHM will resign as the independent auditor for CPSL. A copy of such letter is attached to this Form 8-K as Exhibit 16.1 and is filed herewith. MHM advised CPSL that its resignation arises out of MHM’s decision to discontinue its representation of companies whose principal operations are based in China and that such resignation was not due to any disagreement between MHM and CPSL and its management. CPSL’s Audit Committee has discussed this subject matter with MHM and has authorized MHM to respond fully to related inquiries of CPSL’s successor auditor as and when appointed.

CPSL’s management represents as follows:

(a)     Any reports of MHM on CPSL's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

(b)     During CPSL's two most recent fiscal years and any subsequent interim period through the date hereof, there were no disagreements with MHM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

(c)     MHM expressed no disagreement or difference of opinion regarding any "reportable event” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, including, but not limited to, the following:

(i)     MHM has not advised CPSL that the internal controls necessary for CPSL to develop reliable financial statements do not exist;

(ii)     MHM has not advised CPSL that information has come to MHM's attention that has led it to no longer be able to rely on management's representations, or that has made it unwilling to be associated with the financial statements prepared by management;

(iii)     MHM has not advised the registrant of the need to expand significantly the scope of its audit, or notified CPSL that information has come to MHM's attention that if further investigated may (A) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or (B) cause it to be unwilling to rely on management's representations or be associated with CPSL's financial statements, and due to MHM's resignation (due to audit scope limitations or otherwise) or dismissal, or for any other reason, MHM did not so expand the scope of its audit or conduct such further investigation;

(iv)     MHM has not advised CPSL that information has come to MHM's attention that it has concluded materially impacts the fairness or reliability of either (A) a previously issued audit report or the underlying financial statements, or (B) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to MHM's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and due to MHM's resignation, or for any other reason, the issue has not been resolved to MHM's satisfaction prior to its resignation.

CPSL has provided MHM with a copy of the disclosures it is making in response to Item 304(a) of Regulation S-K and has requested that MHM furnish CPSL with a letter addressed to the Commission stating whether it agrees with the statements made by CPSL. A copy of such letter is attached to this Form 8-K as Exhibit 16.2 and is filed herewith.

CPSL's Audit Committee and management are in the process of interviewing new independent registered public accounting firms to serve as CPSL’s auditors for fiscal 2008 and who will be selected by the Audit Committee in accordance with its Charter.

Item 9.01. Financial Statement and Exhibits

(d)	Exhibits
	16.1	Resignation Letter from Murrell, Hall, McIntosh & Co. PLLP, dated October 17, 2007.
	16.2	Letter from Murrell, Hall, McIntosh & Co. PLLP, dated October 18, 2007.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2007	CHINA PRECISION STEEL, INC.

	By:	/s/ Leada Tak Tai Li
Leada Tak Tai Li, Chief Financial Officer

EXHIBIT INDEX

16.1	Resignation Letter from Murrell, Hall, McIntosh & Co. PLLP, dated October 17, 2007.
16.2	Letter from Murrell, Hall, McIntosh & Co. PLLP, dated October 18, 2007.